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                                                               EXHIBIT 10.29


CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN REDACTED PROVISIONS OF THIS AGREEMENT. THE REDACTED PROVISIONS ARE IDENTIFIED BY THREE ASTERISKS ENCLOSED BY BRACKETS AND UNDERLINED. THE CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


                                     [LOGO]
                                   THIRD WAVE
                                  TECHNOLOGIES

April 14, 2000


Specialty Laboratories
2211 Michigan Avenue
Santa Monica, CA 90404-3900
Attention: Meeta Patnaik, M.D.

RE: COOPERATIVE DEVELOPMENT OF CLINICAL AND OTHER APPLICATIONS FOR THE INVADER(R) OPERATING SYSTEM

Dear Dr. Patnaik:

     This Letter Agreement (the "Agreement") sets forth the mutual understanding of Third Wave Technologies, Inc. ("TWT") and Specialty Laboratories ("SPL") with respect to their relationship regarding [***]* for TWT's proprietary Invader operating systems.

1. BACKGROUND. TWT has developed and owns development platform, known as the Invader operating system, for developing certain biochemical tests and associated reagents (hereinafter "Reagents") useful in clinical and other nucleic acid testing. SPL owns and operates clinical reference laboratories which perform various tests including nucleic acid testing. The parties agree to [***]* as set forth herein below

2. JOINT DEVELOPMENT COMMITTEE. The parties shall establish a joint development committee to oversee, review and coordinate the collaboration of the parties (the "JDC"). Additionally, the JDC shall act as the central means for collecting and evaluating information from each of the parties relative to their collaborations. Each party agrees to keep the JDC reasonably informed as to the conduct and progress of the collaboration. Initially, the JDC will be comprised of two (2) representatives from each of TWT and SPL, and TWT or SPL may replace its respective representatives on written notice to the other party. During the term of this Agreement the JDC will meet at least semiannually or as necessary to oversee, review and coordinate the Development Program, at such locations as the parties agree. All decisions of the JDC shall be by unanimous vote of the representatives.

3. REAGENT DEVELOPMENT. The parties, through the JDC, shall keep each other informed of target of interest for developing Reagents for clinical or other applications. Without limiting the foregoing, TWT agrees to keep SPL reasonably informed, to the extent possible under obligations of confidentiality, with respect to Reagents which it anticipates developing for clinical applications. The parties shall [***]* as agreed by the JDC. In connection therewith, the parties may agree that it would be useful and beneficial for SPL to perform certain alpha and/or beta clinical trials for such Reagents (each a "Trial").

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     * PORTIONS OF THIS PAGE HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR
CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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Specialty Laboratories
April 14, 2000
Page


4. TRIALS. In the event the parties agree in accordance with Paragraph 3 above to perform one or more such Trials, the parties will enter into a separate clinical trial agreement for such Trials (the "Clinical Trial Agreement") pursuant to which TWT will agree to use SPL's clinical laboratory testing services for such Trials on mutually agreeable terms and conditions including the following:

     (a) TWT will provide SPL, without charge, with Reagents to be used in connection with the Trials, which such Reagents shall be used by SPL solely in accordance with mutually agreed trial protocols (the "Protocols") and all applicable laws and regulations applicable to the use thereof;

     (b) SPL will perform the clinical tests and shall report the results of such testing (each such result from an individual, a "Patient Result"), each in accordance with the Protocols. All clinical testing performed will be completed by SPL in accordance with a mutually agreed to schedule in the Clinical Trial Agreement;

     (c) In consideration of SPL's performance of clinical testing services, TWT will provide, free of charge. to SPL for each Patient Result reported by SPL in connection with the Trials, Reagents capable of performing clinical testing with results for [***]* (as rounded up to the next whole number) for purposes of reporting clinical patient results. Such Reagents to be provided by TWT will be analyte specific reagents ("ASRs") as defined by the Clinical Laboratory Improvement Amendments of 1998 and governed thereby;

     (d) The Clinical Trial Agreement will contain other reasonable and customary terms and conditions contained in similar agreements of this type.

5. ADDITIONAL REAGENTS. Upon request by SPL, TWT agrees to provide SPL with access to additional Reagent, on a preferred customer basis, as such Reagents are made generally available by TWT to its customers.

6. CONFIDENTIALITY. Each of SPL and TWT agrees that it shall not disclose and shall not use for any purpose except for purposes of this Agreement any information received from the other party pursuant to this Agreement which if disclosed in tangible form is marked "confidential" or with other similar designation to indicate its proprietary nature, or if disclosed orally is confirmed as confidential by the party disclosing such information at the time of such disclosure and confirmed in writing within a reasonable period thereafter (collectively, "Confidential Information"). Notwithstanding the foregoing, it is understood and agreed that Confidential Information shall not include information that, in each case as demonstrated by written documentation:
(i) was already known or becomes known to the receiving party, other than under an obligation of confidentiality or (ii) was developed by the receiving party without reference to any Confidential Information received from the other party or (iii) is in or becomes part of the public domain, except in violation of this Agreement.



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     * PORTIONS OF THIS PAGE HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR
CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

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7.   PRESS RELEASE. Within five (5) days of the acceptance of this Agreement, the parties shall agree upon and issue a press release to announce the execution of this Agreement and the relationship of the parties contemplated hereunder.

8. TERM. This Agreement shall remain in full force and effect until terminated by sixty (60) days prior written notice to the other party hereto. The provisions of Paragraph 6 shall survive the termination of this Agreement.

9. GENERAL. This Agreement and any dispute arising from the performance or breach hereof shall be governed by and construed and enforced in accordance with, the laws of the United States and the State of Wisconsin, without reference to conflicts of laws principles. This Agreement sets forth the entire agreement between the parties with respect to the subject matter herein and supersede all previous or contemporaneous understandings with respect thereto, whether oral or written. Nonperformance of any party shall be excused to the extent that performance is rendered impossible by strike, fire, earthquake, flood, governmental acts or orders or restrictions, failure of suppliers, or any other reason where failure to perform is beyond the reasonable control of the nonperforming party. This Agreement may only be amended or any right or obligation waived with a written document signed by authorized representatives of the party to be charged and expressly refers to this Agreement. This Agreement shall be binding upon the parties and their successors and assigns. Nothing contained in this Agreement is intended implicitly, or is to be construed, to constitute TWT or SPL as partners in the legal sense. If any provision hereof should be held invalid, illegal or unenforceable in any jurisdiction, such provision shall be stricken and all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the parties hereto as nearly as may be possible.

     If the terms and conditions of this Agreement are acceptable, please have the appropriate person indicate below and return to a copy of this Agreement to TWT to my attention.

Very truly yours,

THIRD WAVE TECHNOLOGIES, INC.

ACCEPTED AND AGREED:

SPECIALTY LABORATORIES

By:    /s/ Meeta Patnaik
       -------------------------------------

Name:    MEETA PATNAIK
       -------------------------------------

Title:   Director of Research
       -------------------------------------
Date:    4/20/2000
       -------------------------------------